                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
              SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. ___ )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))

[x] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            INTERACTIVE TELESIS INC.
                (Name of Registrant as Specified in Its Charter)
           ----------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: N/A

(2) Aggregate number of securities to which transaction applies: N/A

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4)  Proposed maximum aggregate value of transaction: N/A

(5)  Total fee paid: N/A

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid: N/A

(2)  Form, schedule or registration statement no.: N/A

(3)  Filing party: N/A

(4)  Date filed: N/A

DONALD E. CAMERON
PRESIDENT and
CHIEF EXECUTIVE OFFICER

December 6, 2000


Dear Shareholder:

We cordially invite you to our Annual General Meeting. The meeting will be held on Friday, January 26, 2001, at 10:00 a.m. at The Del Mar Hilton Hotel in Del Mar, California.

At this year's meeting, you will vote on the election of five Directors, the reservation of additional shares for issuance under the Interactive Telesis 1996 Stock Plan, an amendment to the Company's Charter regarding its Common and Preferred Stock, and ratification of Pannell Kerr Forster's appointment as independent auditors.

We also have attached a notice of meeting and a proxy statement that contains more information about these items, the meeting, different methods you can use to vote, including telephone and Internet.

Your vote is important. We encourage you to sign and return your proxy card (or use telephone or Internet voting) before the meeting so that your shares will be represented and voted at the meeting even if you can not attend.



/s/DONALD E. CAMERON


DONALD E. CAMERON
PRESIDENT and CEO

                            Interactive Telesis Inc.
                        12636 High Bluff Drive, 2nd Floor
                           San Diego, California 92130

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JANUARY 26, 2001

TO THE STOCKHOLDERS OF
INTERACTIVE TELESIS INC.:

You are invited to attend the Annual Meeting of Stockholders of Interactive Telesis Inc. a Delaware corporation (the "Company"), to be held at The Del Mar Hilton Hotel, 15575 Jimmy Durante Blvd., Del Mar, California, on Friday, January 26, 2001, 10:00 a.m., for the following purposes:

1.   To elect a board of five directors;

2. To reserve an additional 1,500,000 shares for issuance under the Interactive Telesis Inc. 1996 Stock Plan;

3. To amend the Company's Charter to authorize the issuance of up to 100 million shares of Common Stock and 25 million shares of Preferred Stock.

4. To ratify the appointment of Pannell Kerr Forster as our independent auditors for our fiscal year ending July 31, 2001.

5. To act upon such other matters as may properly come before the meeting or any adjournment thereof.

The foregoing items are more fully described in the attached Proxy Statement.

The Board of Directors has fixed the close of business on November 27, 2000, as the record date for the determination of Stockholders entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof. You are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. You may vote in person at the meeting, even if you returned a proxy.

The Company's Proxy Statement and proxy are submitted herewith along with the Company's Annual Report to Stockholders for the fiscal year ended July 31, 2000.

IMPORTANT -- YOUR PROXY IS ENCLOSED.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO EXECUTE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.


                                        By Order of the Board of Directors

                                        /s/ Donald E. Cameron
                                        ----------------------------------------
                                        Donald E. Cameron,
                                        Chief Executive Officer

Del Mar, California
December 6, 2000

                            INTERACTIVE TELESIS INC.
                        12636 High Bluff Drive, 2nd Floor
                           San Diego, California 92130
                                    ---------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 26, 2001

                 INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed proxy is solicited by the Board of Directors of Interactive Telesis Inc., a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders to be held at The Del Mar Hilton Hotel, 15575 Jimmy Durante Blvd., Del Mar, California, at 10:00 a.m. on Friday, January 26, 2001, and any adjournments thereof (the "Meeting").

We will bear the cost of soliciting proxies. In addition to solicitation of proxies by mail, our employees, without extra remuneration, may solicit proxies personally or by telephone. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

Copies of this Proxy Statement and accompanying proxy card were mailed to Stockholders on or about December 6, 2000.

When the enclosed proxy is properly executed and returned (and not subsequently properly revoked), the shares it represents will be voted in accordance with the directions indicated thereon, or, if no direction is indicated thereon, it will be voted:

(1)  FOR the election of the five nominees for Director identified below;

(2) FOR the reservation of an additional 1,500,000 shares for issuance under the Interactive Telesis Inc. 1996 Stock Plan;

(3) FOR the amendment to the Company's Charter, increasing its authorized Common Stock to 100,000,000 shares and authorizing the issuance of up to 25,000,000 shares of Preferred Stock;

(4) FOR ratification of the appointment of Pannell Kerr Forster, San Diego, California, as independent auditors of the Company for our fiscal year ending July 31, 2001; and

(5) In the discretion of the proxies with respect to any other matters properly brought before the Stockholders at the Meeting.

Only the holders of record of our Common Stock at the close of business on the record date, November 27, 2000, (the "Record Date"), are entitled to notice of and to vote at the Meeting. On the Record Date, 31,874,460 shares of Common Stock were outstanding. Stockholders will be entitled to one vote for each share of Common Stock held on the Record Date.

               QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

1.   WHAT IS A PROXY?

It is your legal designation of another person to vote Stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Two of our Officers have been designated as proxies for the Fiscal Year 2000 Annual General Meeting. These two Officers are Donald E. Cameron and William R. Adams.

2.   WHAT IS A PROXY STATEMENT?

It is a document the SEC regulations require us to give you when we ask you to sign a proxy card designating Donald E. Cameron and William R. Adams each as proxies to vote on your behalf.

3. WHAT IS THE DIFFERENCE BETWEEN A SHAREHOLDER OF RECORD AND A SHAREHOLDER WHO HOLDS STOCK IN STREET NAME?

If your shares are registered in your name, you are a shareholder of record.

If your shares are in the name of your broker or bank, your shares are held in street name.

4.   WHAT DIFFERENT METHODS CAN YOU USE TO VOTE?

(a)  In writing: All shareholders can vote by written proxy card.

(b) By telephone and Internet: All shareholders of record also can vote their proxies by touch-tone telephone from the U.S. and Canada, using the toll-free telephone number on the proxy card, or by the Internet, using the procedures and instructions described on the proxy card and other enclosures. Street name holders may vote by telephone or the Internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy statement. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate shareholders' identities, to allow shareholders to vote their shares, and to confirm that their instructions have been properly recorded.

(c) In person: All shareholders may vote in person at the meeting (UNLESS THEY ARE STREET NAME HOLDERS WITHOUT A LEGAL PROXY). If you own shares in street name, you will need to ask your broker or bank for a legal proxy. You will need to bring the legal proxy with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement with you to the meeting. We can use that to verify your ownership of Common Stock and admit you to the meeting; however, you will not be able to vote your shares at the meeting without a legal proxy.

5.   WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date for the Fiscal Year 2000 Annual General Meeting is November 27, 2000. The record date is established by the Board of Directors as required by Delaware law. Owners of Common Stock at the close of business on the record date are entitled to:

     (a)  receive notice of the meeting, and

     (b) vote at the meeting and any adjournments or postponements of the meeting.

6.   HOW CAN YOU REVOKE A PROXY?

A shareholder can revoke a proxy by any one of the following three actions:

     (a)  giving written notice to the Secretary of the Company,

     (b)  delivering a later-dated proxy, or

     (c)  voting in person at the meeting.

7.   ARE VOTES CONFIDENTIAL? WHO COUNTS THE VOTES?

We will continue our long-standing practice of holding the votes of all shareholders in confidence from Directors, Officers, and employees, except:

     (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company,

     (b)  in case of a contested proxy solicitation,

     (c) if a shareholder makes a written comment on the proxy card or otherwise communicates his/her vote to management, or

     (d) to allow the independent inspectors of election to certify the results of the vote.

We will retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

8. WHAT ARE YOUR VOTING CHOICES WHEN VOTING FOR DIRECTOR NOMINEES, AND WHAT VOTE IS NEED TO ELECT DIRECTORS?

In voting on the election of Director nominees, shareholders may vote in one of the following ways:

     (a)  in favor of all nominees,

     (b)  withhold votes as to all nominees, or

     (c)  withhold votes as to specific nominees.

Directors will be elected by a plurality.

The Board recommends a vote "FOR" each of the nominees.

9. WHAT ARE YOUR VOTING CHOICES WHEN VOTING ON THE PROPOSAL OF THE RESERVATION OF AN ADDITIONAL 1,500,000 SHARES FOR ISSUANCE UNDER THE INTERACTIVE TELESIS INC'S 1996 STOCK PLAN?

A separate vote will be held on the proposal of the reservation of additional shares for issuance under INTERACTIVE TELESIS INC's 1996 Stock Plan. Shareholders may vote in one of the following ways:

     (a)  in favor of the proposal,

     (b)  against the proposal, or

     (c)  abstain from voting on the proposal.

In order to be approved, the proposal would require approval by a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the meeting. The Board recommends a vote "FOR" this proposal.

10. WHAT ARE VOTING CHOICES WHEN VOTING ON THE PROPOSAL TO AMEND THE COMPANY'S CHARTER TO AUTHORIZE THE ISSUANCE OF ADDITIONAL COMMON STOCK AND PREFERRED STOCK?

A separate vote will be held on the proposal to amend the Company's Charter to authorize the issuance of up to 100,000,000 shares of Common Stock and 25,000,000 shares of Preferred Stock. Shareholders may vote in one of the following ways:

     (a)  in favor of the proposal,

     (b)  against the proposal, or

     (c)  abstain from voting on the proposal.

11. WHAT ARE YOUR VOTING CHOICES WHEN VOTING ON THE RATIFICATION OF THE APPOINTMENT OF PANNELL KERR FORSTER, AND WHAT VOTE IS NEEDED TO RATIFY THEIR APPOINTMENT?

     (a)  in favor of ratification,

     (b)  against the ratification, or

     (c)  abstain from voting on the ratification.

The proposal to ratify the appointment of Pannell Kerr Forster will require approval by a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the meeting. The Board recommends a vote "FOR" this proposal.

12. WHAT IF A SHAREHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

Shareholders should specify their choice for each matter on the enclosed form of proxy. If no instructions are given, proxies which are signed and returned will be voted FOR the election of all Director nominees, FOR the proposal to ratify the appointment of Pannell Kerr Forster, and FOR the proposal to reserve additional shares for issuance under the 1996 Stock Plan.

13.  HOW ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Abstentions and broker non-votes will not be included in the vote totals and will not affect the outcome of the vote.

14.  COMPLETION AND RETURN OF PROXY

Completed forms of proxy must be deposited at the office of the Company's registrar and transfer agent, Pacific Corporate Trust Company, 830 - 625 Howe Street, Vancouver, British Columbia V6C 3B8, not later than forty-eight (48) hours, excluding Saturdays, Sundays and holidays, prior to the time of the Meeting, unless the chairman of the Meeting elects to exercise his discretion to accept proxies deposited subsequently.

15.  SEC ANNUAL REPORT FORM 10-KSB

The Company will provide a copy of its Annual Report Form 10-KSB with exhibits without charge, if requested in writing from a shareholder. The Company's Form 10-KSB Report is available free of charge on the Internet at www.freedgar.com or at www.sec.gov under Interactive Telesis.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

NOMINEES

Our Bylaws provide that the number of directors constituting the Board of Directors shall set from time to time by the Board, but in no event shall be less than three. The number of directors is currently set at five and the number authorized to be elected at the Meeting is five. Therefore, five directors are to be elected to serve for one year, until the election and qualification of their successors, and it is intended that proxies, not limited to the contrary, will be voted FOR all of the management nominees named below. If any such nominee is unable or declines to serve as a director at the time of the Meeting, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitute proposed by the Board of Directors. We do not anticipate that any nominee listed below will be unable or will decline to serve as a director. None of the directors or nominees is related by blood, marriage or adoption to any other nominee or any of our executive officers.


Name                                     Age       Director Since
----                                     ---       --------------
Donald E. Cameron                         48            1993
Willard Lee McVey                         53            2000
Kenneth G. Ravazzolo (1)                  45            2000
Albert L. Staerkel                        47            2000
Robert G. Wilson (1)(2)                   56            1994

     (1)  Member of the Audit Committee
     (2)  Member of the Compensation Committee

DONALD E. CAMERON. Mr. Cameron founded and has served as President and CEO of Interactive Telesis since 1993. Prior to joining the Company, Mr. Cameron was a lawyer specializing in the area of corporate/securities law for a period of thirteen years and was partner in the law firm of Worrall, Scott, and Page, Vancouver, Canada. As CEO of the Company, Mr. Cameron oversees all areas of the Company's activities, including sales, marketing, technical development, operations, and administration. Mr. Cameron attended the University of British Columbia where he received a BA in Economics and an LLB.

WILLARD LEE MCVEY. Mr. McVey is currently a consultant specializing in Electrical Engineering providing consulting services to power utilities and large industrial firms. Prior to consulting, Mr. McVey was an Electrical Engineer (1998-2000) and the Electrical Utility Systems Manager (1990-1997) at Lawrence Livermore National Laboratory. Mr. McVey received a BSEE from California State University at Fresno and an MSEE from the University of Santa Clara.

KENNETH G. RAVAZZOLO. Since 1991 Mr. Ravazzolo has been the President and CEO of Paragon Voice Systems, a subsidiary of Interactive Telesis Inc. Mr. Ravazzolo was Marketing Manager at Simpact Associates from 1990-1991. Prior to joining Simpact, Mr. Ravazzolo was Vice President, Industry Marketing, at Data Acquisition from 1974-1990.

ALBERT L. STAERKEL. Mr. Staerkel is vice president of sales and marketing and a director of SL3D, Inc., a Boulder, Colorado-based technology start-up company. Prior to joining SL3D, Inc., in 2000, Mr. Staerkel had been a financial advisor and registered representative of Morgan Stanley Dean Witter since 1998 and a financial consultant and registered representative with Merrill Lynch from 1991 until 1998. Mr.

Staerkel holds a BS degree in engineering from the United States Military
Academy.

ROBERT G. WILSON. Since 1992, Mr. Wilson has been an active Board member for several private and public companies in the United States and Canada, including Nanovation Technologies Inc., a private company in Miami involved in optical engineering; Stamford International Inc., an Ontario, Canada- based merchant banking firm traded on the OTC Toronto; and Amusement International Ltd., a Calgary company, traded on the ASE. Mr. Wilson received a BS from the University of Alberta and an MBA from the University of Western Ontario.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

The business of the Company is under the general management of the Board of Directors as provided by the laws of Delaware and the Bylaws of the Company. During the fiscal year ended July 31, 2000, the Board of Directors held four formal meetings. There were no actions by unanimous written consent of the Board during this period. Each Member of the Board attended at least 75% of the fiscal meetings of Board of Directors and Board committees of which he was a member.

Each Director holds office until his successor is elected and qualified or until his earlier resignation in the manner provided in the Bylaws of the Company. The Board of Directors has established an Audit Committee, consisting of Messrs. Ravazzolo and Wilson, and a Compensation Committee, consisting of Mr. Wilson. The Audit Committee reviews the Company's independent auditors, the scope and timing of the audit services, and other services they are asked to perform, including the Auditor's report on the Company's financial statements following completion of the audit, and the Company's policies and procedures, with respect to internal accounting and financial controls. In addition, the Audit Committee makes annual recommendations to the Board of Directors for the appointment of independent auditors for the ensuing year. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company and reviews general policy matters relating to compensation and benefits of employees of the Company.

VOTE REQUIRED

The five nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted at the Meeting shall be elected as our directors. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other effect under Delaware law. However, because directors are elected by a plurality vote, abstentions in the election of directors have no effect once a quorum exists. Furthermore, shares represented by proxies returned by a broker holding such shares in nominee or "street" name will be counted as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business, even if such shares are not voted in matters where discretionary voting by the broker is not allowed ("broker non-votes"). Withheld votes and broker non-votes, if any, are not treated as votes cast and therefore, will have no effect on the proposal to elect directors.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE MANAGEMENT NOMINEES LISTED ABOVE.

                                 PROPOSAL NO. 2
                  APPROVAL OF AMENDMENT TO THE 1996 STOCK PLAN

PROPOSED AMENDMENT TO 1996 PLAN

An amendment to the 1996 Plan to increase the number of shares reserved for issuance thereunder from 3,335,000 shares to 4,835,000 shares.

The amendment was approved by the Board of Directors on Oct. 26, 2000. At the Meeting, the Board of Directors is asking the shareholders to approve this Amendment. Absent Stockholder approval, all future grants from the 1,500,000 additional shares which are subject to this Amendment will not qualify for favorable tax treatment as incentive Stock options.

CURRENT PLAN PROVISIONS

A total of 4,835,000 shares of Common Stock have been reserved for issuance under the 1996 Plan, 1,500,000 of which are subject to Stockholder approval at the Meeting.

BACKGROUND AND GENERAL INFORMATION

The Interactive Telesis Inc. 1996 Stock Plan (the "1996 Plan") was adopted and approved by the Board of Directors on October 3, 1996 and by our Stockholders on December 20, 1996. On Oct. 26, 2000, The Board of Directors approved the amendment to the 1996 Plan, increasing the number of shares issuable thereunder by 1,500,000 shares from 3,335,000 shares to 4,835,000 shares. The 1996 Plan allows the Board of Directors, in its discretion, to award key full-time employees, non-employee directors, consultants or advisors as an additional incentive to promote the success of our Company's business incentive Stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("ISOs"), Stock Appreciation Rights ("SARs"), non-qualified Stock options ("NSOs"), restricted Stock, and/or phantom Stocks. To date, the Board has issued only ISOs and NSOs under the 1996 Plan. As of November 30, 2000, 112,750 shares of Common Stock had been issued upon exercise of options granted under the 1996 Plan, and options for 2,906,250 shares were outstanding thereunder at a weighted average exercise price of $0.65 per share. Absent Stockholder approval, only 101,000 shares remain available for issuance under the 1996 Plan as ISOs, NSOs or other grants and all future grants from the 500,000 shares subject to this proposal will not qualify as incentive Stock options.

Options granted under the 1996 Plan to date vest 25% per year on each of the first, second, third and fourth anniversaries of the date of grant.

As of November 30, 2000, approximately fifty-two persons were eligible to receive grants under the 1996 Plan. The 1996 Plan is administered by the Board of Directors. Subject to the restrictions of the 1996 Plan, the Board determines who is granted options, the terms of options granted, including exercise price, the number of shares subject to the option and the option's exercisability.

The exercise price of options granted under the 1996 Plan is determined on the date of grant, and in the case of ISOs must be at least 100% of the fair market value per share at the time of grant. The exercise price of any option granted to an optionee who owns Stock possessing more than 10% of the voting power of our outstanding capital Stock must equal at least 110% of the fair market value of the Common Stock on the date of grant. The aggregate fair market value of Common Stock (determined as of the date of the option grant) for which ISOs may for the first time become exercisable by any individual in any calendar year may not exceed $100,000. Payment of the exercise price may be made by delivery of cash or a check to the order of the Company, or by any other means determined by the Board of Directors.

Options granted to employees under the 1996 Plan generally become exercisable in increments, based on the optionee's continued employment with us, over a period of up to four years. The form of option agreement generally provides that options granted under the 1996 Plan, whether ISOs or NSOs, expire ten years from the date of grant. ISOs granted pursuant to the 1996 Plan are not transferable by the optionee, other than by will or the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee. Generally, in the event of a merger of the Company with or into another corporation or a sale of all or substantially all of our assets, all outstanding options under the 1996 Plan shall accelerate and become fully exercisable upon consummation of such merger or sale of assets.

The Board may amend the 1996 Plan at any time or from time to time or may terminate the 1996 Plan without the approval of the Stockholders, provided that Stockholder approval is required for any amendment to the 1996 Plan requiring Stockholder approval under applicable law as in effect at the time. However, no action by the Board of Directors or Stockholders may alter or impair any option previously granted under the 1996 Plan. The Board may accelerate the exercisability of any option or waive any condition or restriction pertaining to such option at any time. The 1996 Plan will terminate in August 2006, unless terminated sooner by the Board.

TAX CONSEQUENCES OF OPTIONS

An optionee who is granted an ISO will generally not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise will increase the optionee's alternative minimum taxable income by an amount equal to the difference, if any, between the fair market value of the shares at the time of exercise and the option's exercise price, and therefore may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and more than one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option's exercise or (ii) the sale price of the shares. We will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the optionee's holding period with respect to such shares.

All other options that do not qualify as an ISO are referred to as an NSO. Generally, an optionee will not recognize any taxable income at the time he or she is granted an NSO. Upon its exercise, however, the optionee will generally recognize taxable ordinary income measured as the excess of the then fair market value of the shares acquired over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an optionee who is also one of our employees will be subject to tax withholding by us. We will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a non-statutory option. Upon resale of such shares by the optionee, any difference between the sales price received and the fair market value for the shares on the date of exercise of the option will be treated as long-term or short-term capital gain or loss, depending on the optionee's holding period with respect to such shares.

The foregoing is only a summary, based on the current Code and Treasury Regulations thereunder, of the federal income tax consequences to the optionee and the Company with respect to the grant and exercise of options under the 1996 Plan. The Summary does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the shares of our Common Stock present or represented and voting on this proposal at the Meeting will be required to approve the Share Amount Amendment. Failure to obtain Stockholder approval of the Share Amount Amendment will prevent us from granting incentive Stock options out of the additional 1,500,000 shares, but will not necessarily prevent us from otherwise granting other awards under the 1996 Plan.

Votes withheld on this proposal will be counted for purposes of determining the presence or absence of a quorum for the transaction of business and will be treated as shares represented and voting on this proposal at the Meeting. In accordance with Delaware law, abstentions will also be counted for purposes of determining the total number of shares represented and voting on this proposal. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares represented and voting with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the approval of this proposal.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT TO THE 1996 PLAN.


                                 PROPOSAL NO. 3
              TO AMEND THE COMPANY'S CHARTER TO INCREASE NUMBER OF
                                AUTHORIZED SHARES

At the annual meeting, the shareholders of the Company will be asked to approve an amendment to the Company's Certificate of Incorporation (the "Charter") to increase the authorized shares of the Company to 100,000,000 and to authorize the issuance of up to 25,000,000 shares of Preferred Stock.

PROPOSED AMENDMENT TO CHARTER

To amend and restate Article V of the Company's Charter in its entirety to read as follows:

"FOURTH: The Corporation is authorized to issue two classes of Stock to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of Stock which the Corporation has authority to issue is One Hundred Twenty-five Million (125,000,000) shares, par value one-tenth of one cent ($0.001), of which One Hundred Million (100,000,000) shares shall be designated "Common Stock" and Twenty-five Million (25,000,000) shares shall be designated "Preferred Stock." Shares of Preferred Stock may be issued from time-to-time in one or more series, each series to have such distinctive designation or title as may be fixed by the Board of Directors prior to the issuance of any shares of such series. Each such series of Preferred Stock shall have such voting rights, designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations, or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issuance of such shares of Preferred Stock as may be adopted from time to time by the Board of Directors, in accordance with the laws of the state of Delaware."

CURRENT CHARTER PROVISION

          Article Fourth of the Company's Charter currently provides that the Company can issue up to 50,000,000 shares, $0 .001 par value, of Common Stock, and does not authorize the issuance of Preferred Stock.

BACKGROUND AND GENERAL INFORMATION

The proposed amendment to the Company's charter must be approved by its shareholders in order to authorize the Preferred Stock the Company has agreed to issue under the convertible notes and the equity credit line described below.

On November 17, the Company and Hambrecht and Quist Guaranty Finance, LLC ("H&QGF") entered into agreements whereby H&QGF will invest up to $4.0 million in the Company, $1.0 million by its convertible note dated November 17, 2000 and up to $3.0 million pursuant to an equity line of credit. The $1.0 million convertible note bears interest at 7.5% per annum, has a term of 3 years, and is convertible into the Company's convertible Preferred Stock at a price of $1.10 per share during the first year, $1.52 during the second year, and $2.00 per share during the third year.

Under the equity credit line, the Company is entitled to sell ("put"), from time to time to H&QGF up to $3 million of its Preferred Stock at a price equal to 83% of the lower of (x) the average of the closing bid prices of the Company's Common Stock for the five trading days immediately preceding notice, of the date of its notice to put the Stock or (x) the closing price of the day of the put. Each put creates a subseries of convertible Stock which will have a liquidation preference equal to the price paid. The equity line of credit will have a term of 12 months and allow the Company to sell as much as $500,000 in Preferred Stock at any time, subject to certain conditions and the requirement that H&QGF hold no more than 9.9% of the Company's outstanding Stock at any time.

Each series of this convertible Preferred Stock will have a dividend rate equal to 7.5% of the Stock's liquidation preference payable at the election of the Company either in cash or in kind in Preferred Stock. All such convertible Preferred Stock will be convertible into Common Stock on a one-per-one basis. The convertible note and the convertible Preferred Stock will be adjusted to reflect any split, subdivision or combination of the Company's Common or convertible Preferred Stock.

In addition to authorizing the above-described Preferred Stock, management believes that it is in the best interests of the Company to increase the amount of its authorized capital Stock so as to allow the Board maximum flexibility in issuing additional shares in possible future public and private offerings, for cash and possibly as consideration for the acquisition of assets in purchase, merger and/or consolidation transactions.

If the proposal is approved, the potential capitalization of the Company will differ from that presently authorized by the Charter. Presently, the authorized capital Stock of the Company will be increased from 50,000,000 shares of Common Stock. Of these shares, 31,874,460 shares of which are issued and outstanding, with up to 4,000,000 of the remaining unissued shares reserved for issuance under outstanding options and commitments under the June 12, 2000 Agreement with BH Capital Investments LP and Excalibur Limited Partner. If the proposal is approved, the authorized capital Stock of the Company will be 100,000,000 shares of Common Stock par value $.001 per share and 25,000,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"). No change in the number of outstanding or reserved shares of Common Stock will occur as a result of the proposal.

If the proposal is approved, the Company will authorize and issue such series of Preferred Stock to complete the sale of the convertible notes and establish the equity line of credit discussed above. If the amendment is approved, the Board will also be empowered by Articles to fix for each such series the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption on such other series of Preferred as are permitted by the Delaware General Corporations Law. Accordingly, if the Board so authorizes, the holders of Preferred Stock may be entitled to vote separately as a class in connection with approval of certain extraordinary corporate transactions in circumstances where the Delaware General Corporation Law does not ordinarily require such a class vote, or might be given a disproportionately large number of votes. Such Preferred Stock could also be convertible into a large number of shares of Common Stock under certain circumstances or have other terms which might make acquisition of a controlling interest in the Company more difficult or more costly, including the right to elect additional directors to the Board. Potentially, the Company could issue its Preferred Stock to create voting impediments or to frustrate persons seeking to effect a merger or otherwise to gain control of the Company. Also, the Preferred Stock could be privately placed with purchasers which might side with the management in opposing a hostile tender offer or other attempt to obtain control of the Company. It is not the present intention of the Board to seek Stockholder approval prior to any issuance of any additional Preferred Stock or Common Stock, except as required by law.

In the event the amendment is not approved, the Company would be unable to issue Preferred Stock under either the equity line of credit or upon conversion of the convertible notes. In such event, the Company would not be able to obtain additional financing from the sale of its equity Stock, including the $4 million of financing as proposed from H&QGF, and would not have this capital available for its ASR hosting services capabilities and business. In the event the amendment is not approved, management intends to immediately seek approval of a similar amendment to its charter authorizing Preferred Stock.

VOTE REQUIRED

Under the Company's Charter and Delaware law, approval of the shareholders of the Company requires the affirmative vote of the holders of a majority of the outstanding Shares of the Company. For this purpose, the term "majority of the outstanding shares" means the vote of the holders of more than 50% of the Company's outstanding shares eligible to vote as of the Record Date which are present or represented by proxy at the Annual Meeting.

THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THIS PROPOSAL AND RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE IN FAVOR OF THE PROPOSAL. UNLESS OTHERWISE INSTRUCTED, THE PROXIES WILL VOTE IN FAVOR OF THE PROPOSAL TO AMEND THE COMPANY'S CHARTER.

If shareholders of the Company fail to approve this proposal, the Board will immediately consider what action to take and could request the shareholders of the Company to reconsider an amendment to the Articles of Incorporation at a future time.

                                 PROPOSAL NO. 4
                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Our Board of Directors has appointed the firm of Pannell Kerr Forster, San Diego, California, to serve as our independent auditors for the fiscal year ending July 31, 2001, and recommends that the Stockholders ratify such action. Pannell Kerr Forster has audited our accounts since 1999 and has advised us that it does not have, and has not had, any direct or indirect financial interest in the Company or its subsidiaries in any capacity other than that of serving as independent auditors. Representatives of Pannell Kerr Forster are expected to attend the Meeting. They will have an opportunity to make a statement, if they desire to do so, and will also be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of the shares of our Common Stock present or represented and voting on this proposal at the Meeting shall constitute ratification of the appointment of Pannell Kerr Forster. If the appointment of Pannell Kerr Forster is not ratified by the Stockholders, the Board of Directors will reconsider its selection.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PANNELL KERR FORSTER AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JULY 31, 2001.

                               OTHER INFORMATION

PRINCIPAL STOCKHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the shares of Common Stock as of November 27, 2000, by (i) each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the issued and outstanding shares of Common Stock, (ii) each of the Company's directors and executive officers, and (iii) all directors, directors nominees, and executive officers as a group.


                                                   NUMBER OF                           PERCENTAGE
         NAME                                   SHARES OWNED OR                         OWNED OR
                                                  FULLY VESTED                        FULLY VESTED
         ---------------------------           -----------------                      ------------
         William R. Adams (1)(5)                     37,500                             0.12%
         Donald E. Cameron (1)(2)                 1,479,544                             4.45%
         Kenneth M. Gotthelf(1)                       N/A                                N/A
         Marc Goyette (1)(3)                        169,643                             0.53%
         Douglas T. Luke (1)                         27,350                             0.09%
         Willard Lee McVey (1)                    1,038,000                             3.37%
         Larry W. Ohl(1)                              N/A                                N/A
         Kenneth Ravazzolo (1)                        N/A                                N/A
         Albert Staerkel (1)(6)                     264,150                             0.84%
         David Webb (1)(4)                          250,000                             0.78%
         Robert Wilson (1)(3)                        62,500                             0.20%
         All current directors and
         officers as a group (eleven)             3,328,687                             9.52%

     (1) Address is 12636 High Bluff Drive, Suite 200, San Diego, California 92130.

     (2) Includes fully vested options granted to Mr. Cameron to purchase 965,000 shares of Common Stock at an exercise price of 40 cents per share for 395,000 shares an 35 cents per share for 570,000 shares and 407,401 warrants granted to Mr. Cameron pursuant to a 1996 private placement to purchase 407,401 shares of Common Stock at an exercise price of 40 cents per share.

     (3) Includes options granted to Messrs. Goyette and Wilson to purchase 100,000 shares each of Common Stock at an exercise price of 40 cents per shares (37,500 vested shares each), and 25,000 shares each of Common Stock at an exercise price of 35 cents per share (all shares granted under this option fully vested). Effective October 13, 2000, the Board has accepted the resignation of Marc Goyette.

     (4) Includes fully vested options granted to Mr. Webb to purchase 250,000 shares of Common Stock at an exercise price of 40 cents per share for 100,000 shares and at 35 cents per share for 150,000 shares.

     (5) Includes options granted to Mr. Adams to purchase 75,000 shares of Common Stock at an exercise price of 40 cents per share for 4,000 shares (2,000 vested) and at 35 cents per share for 71,000 shares (35,500 vested).

     (6) Includes 154,250 shares in the name of Albert Lee Staerkel and 109,900 shares in the name of Luisa Ann Staerkel (wife).


EXECUTIVE COMPENSATION

     The following table sets forth all annual and long-term compensation for services in all capacities to the Company for the last three fiscal years in respect of each of the individuals who were, as at July 31, 2000, the Chief Executive Officer and the other four most highly compensated executive officers of the Company (collectively "the Named Executive Officers"), including any individual who would have qualified as a Named Executive Officer but for the fact that individual was not serving as such an Officer at the end of the most recently completed financial year. The Company has one Named Executive Officer.

                           SUMMARY COMPENSATION TABLE


                                                                                              LONG-TERM
                                                                                              COMPENSATION
                              ANNUAL COMPENSATION           AWARDS        PAYOUTS



                                                                                              RESTRICTED
NAME AND                                                                       SECURITIES      SHARES OR
PRINCIPAL          FINANCIAL     SALARY         BONUS        OTHER ANNUAL     UNDER OPTIONS   RESTRICTED
POSITION           YEAR-END      ($U.S.)         ($)         COMPENSATION     GRANTED (#)     SHARE UNITS
Donald Cameron       1998        $108,300           --             --               --              --
President/CEO
Donald Cameron       1999        $120,000     $ 36,250*            --               --              --
President/CEO
Donald Cameron       2000        $150,000                      15,697               --              --
President/CEO
David J. Webb        2000        $120,000
Chief Operating Officer

* Bonus to CEO/Director was used to pay off a loan due from CEO/Director of $21,000 plus the income taxes associated with such bonus.

The Company's executive bonuses are determined by the Compensation Committee of the Board of Directors. Annual bonuses are determined by the Committee based on the executive's performance against the annual objectives and goals of the Company set by the Committee. A member of the Committee recuses himself from voting on his own bonus compensation amounts.

EMPLOYMENT AGREEMENTS

We have no written or oral contracts for employment with any of our employees, directors, or executive officers.

COMPENSATION OF DIRECTORS

The Company has the following arrangement by which non-employee directors are compensated:

     -- Cash: $6,000 per annum plus out of pocket expenses to attend meetings - paid quarterly.

     -- Stock Option: We grant Stock options to purchase 25,000 shares of the Company annually to each director of the Company under the 1996 Stock Option Plan, to a cumulative maximum of 150,000 shares per Director. The options are granted immediately after the Annual General Meeting with an exercise price equal to the market price at the time of granting. The options vest at the end of the fiscal year they are granted.

Previously, the following directors were granted options to purchase securities as follows:

                                    NUMBER
                                    OF SHARES        EXERCISE PRICE
                                    ---------        --------------
             Marc Goyette*          100,000           40 cents

             Marc Goyette            25,000           35 cents

             Robert Wilson*         100,000           40 cents

             Robert Wilson           25,000           35 cents


*These options vest annually over four years. Under the 1996 Stock Option Plan, all Stock options terminate ninety (90) days after the optionee ceases to hold his or her position with the Company.

The Company has granted Stock options to directors to assist the Company in compensating, attracting, retaining, and motivating the directors of the Company and to closely align the personal interests of the directors with those of the shareholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act, our directors and executive officers are required to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in our equity securities. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, there were no reports required under Section 16(a) of the Exchange Act which were not timely filed during the fiscal year ended July 31, 2000.


DEADLINE FOR STOCKHOLDER PROPOSALS

Stockholders having proposals that they desire to present at next year's annual meeting of Stockholders of the Company should, if they desire that such proposals be included in our Proxy Statement relating to such meeting, submit such proposals in time to be received by us not later than September 30, 2001. To be so included, all such submissions must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act and the Board of Directors directs your close attention to that Rule. In addition, management's proxy holders will have discretion to vote proxies given to them on any Stockholder proposal of which we do not have notice prior to November 30, 2000. Proposals may be mailed to the Corporate Secretary, Interactive Telesis Inc., 12636 High Bluff Drive, 2nd Floor, San Diego, California 92130.

OTHER MATTERS

The Board of Directors knows of no other business to be brought before the Meeting, but it is intended that, as to any such other business, the shares will be voted pursuant to the proxy in accordance with the best judgment of the person or persons acting thereunder.

              -----------------------------------------------------

                                      PROXY
                             ______________________

                       GENERAL MEETING OF SHAREHOLDERS OF

                            INTERACTIVE TELESIS INC.
                                (Name of Company)

TO BE HELD AT The Hilton Hotel, 15575 Jimmy Durante Blvd., Del Mar, CA 92014,

                   (Location of Meeting)

ON    Friday,        January 26, 2001,     AT 10:00 AM
   (Day of week)     (Month/day)(Year)   (Time of Meeting)

THE UNDERSIGNED MEMBER ("REGISTERED SHAREHOLDER") OF THE COMPANY HEREBY APPOINTS DONALD E. CAMERON, A DIRECTOR OF THE COMPANY, or failing this person, WILLIAM R. ADAMS, AN OFFICER OF THE COMPANY, or in the place of the foregoing,_____________ (print the name) as proxy holder for and on behalf of the Registered Shareholder with the power of substitution to attend, act and vote for and on behalf of the Registered Shareholder in respect of all matters that may properly come before the aforesaid meeting of the Registered Shareholders of the Company (the "Meeting") and at every adjournment thereof, to the same extent and with the same powers as if the undersigned Registered Shareholder were present at the said Meeting, or any adjournment thereof.

The Registered Shareholder hereby directs the proxyholder to vote the securities of the Company recorded in the name of the Registered Shareholder as specified herein.

THE UNDERSIGNED REGISTERED SHAREHOLDER HEREBY REVOKES ANY PROXY PREVIOUSLY GIVEN TO ATTEND AND VOTE AT SAID MEETING.

REGISTERED HOLDER SIGN HERE: ______________________________________

DATE SIGNED: ___________________________


--------------------------------------------------------------------------------










--------------------------------------------------------------------------------

RESOLUTIONS (For full details of each item, please see the enclosed Notice of Meeting and Proxy Statement)


================================================================================
                                                  For    Against     Withhold
                                                 -------------------------------
 1. Election of Directors:
--------------------------------------------------------------------------------
    - To elect as Director, Donald E. Cameron             N/A
--------------------------------------------------------------------------------
    - To elect as Director, W. Lee McVey                  N/A
--------------------------------------------------------------------------------
    - To elect as Director, Kenneth Ravazzolo             N/A
--------------------------------------------------------------------------------
    - To elect as Director, Albert Staerkel               N/A
--------------------------------------------------------------------------------
    - To elect as Director, Robert G. Wilson              N/A
--------------------------------------------------------------------------------
 2. To reserve an additional 1,500,000
    shares for issuance under the ITI 1996
    Stock Plan
--------------------------------------------------------------------------------
 3. To amend the Company's Charter to
    authorize the issuance of up to 100 million
    shares of common stock and 25 million
    shares of preferred stock
--------------------------------------------------------------------------------
 4. To ratify the appointment of Pannell
    Kerr Forster as independent auditors of the
    Company
--------------------------------------------------------------------------------
 5. To act upon such other matters as may
    properly come before the meeting or any
    adjournment thereof.
--------------------------------------------------------------------------------



                      THIS PROXY MUST BE SIGNED AND DATED.

                     SEE IMPORTANT INSTRUCTIONS ON REVERSE.

INSTRUCTIONS FOR COMPLETION OF PROXY

1.   THIS PROXY IS SOLICITED BY THE MANAGEMENT OF THE COMPANY.

2. This form of proxy ("Instrument of Proxy") MUST BE SIGNED by you, the Registered Shareholder, or by your attorney duly authorized by you in writing, or, in the case of a corporation, by a duly authorized officer or representative of the corporation; and IF EXECUTED BY AN ATTORNEY, OFFICER, OR OTHER DULY APPOINTED REPRESENTATIVE, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support as shall be acceptable to the Chairman of the Meeting, must accompany the Instrument of Proxy.

3. IF THIS INSTRUMENT OF PROXY IS NOT DATED in the space provided, authority is hereby given by you, the Registered Shareholder, for the proxyholder to date this proxy seven (7) calendar days after the date on which it was mailed to you, the Registered Shareholder, by Pacific Corporate Trust Company.

4. A REGISTERED SHAREHOLDER WHO WISHES TO ATTEND THE MEETING AND VOTE ON THE RESOLUTIONS IN PERSON, may simply register with the scrutineers before the Meeting begins.

5. A REGISTERED SHAREHOLDER WHO IS NOT ABLE TO ATTEND THE MEETING IN PERSON BUT WISHES TO VOTE ON THE RESOLUTIONS, may do the following:

     (a) APPOINT ONE OF THE MANAGEMENT PROXYHOLDERS named on the Instrument of Proxy, by leaving the wording appointing a nominee as is (i.e. do not strike out the management proxyholders shown and do not complete the blank space provided for the appointment of an alternate proxyholder). Where no choice is specified by a Registered Shareholder with respect to a resolution set out in the Instrument of Proxy, a management appointee acting as a proxyholder will vote the resolution as if the Registered Shareholder had specified an affirmative vote;

     OR

     (b) APPOINT ANOTHER PROXYHOLDER, who need not be a Registered Shareholder of the Company, to vote according to the Registered Shareholder's instructions, by striking out the management proxyholder names shown and inserting the name of the person you wish to represent you at the meeting in the space provided for an alternate proxyholder. If no choice is specified, the proxyholder has discretionary authority to vote as the proxyholder sees fit.

6. THE SECURITIES REPRESENTED BY THIS INSTRUMENT OF PROXY WILL BE VOTED OR WITHHELD FROM VOTING IN ACCORDANCE WITH THE INSTRUCTIONS OF THE REGISTERED SHAREHOLDER ON ANY POLL of a resolution that may be called for and, if the Registered Shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. Further, if so authorized by this Instrument of Proxy, the securities will be voted by the appointed proxyholder with respect to any amendments or variations of any of the resolutions set out on the Instrument of Proxy or matters which may properly come before the Meeting as the proxyholder in its sole discretion sees fit.

7. If a Registered Shareholder has submitted an Instrument of Proxy, THE REGISTERED SHAREHOLDER MAY STILL ATTEND THE MEETING AND MAY VOTE IN PERSON. To do so, the Registered Shareholder must record his/her attendance with the scrutineers before the commencement of the Meeting and revoke, in writing, the prior votes.



================================================================================

           TO BE REPRESENTED AT THE MEETING, VOTING INSTRUCTIONS MUST
 BE DEPOSITED AT THE OFFICE OF "PACIFIC CORPORATE TRUST COMPANY" NO LATER THAN
             FORTY EIGHT ("48") HOURS (EXCLUDING SATURDAYS, SUNDAYS
    AND HOLIDAYS) PRIOR TO THE TIME OF THE MEETING, OR ADJOURNMENT THEREOF.

      THE MAILING ADDRESS OF PACIFIC CORPORATE TRUST COMPANY IS SUITE 830,
             625 HOWE STREET, VANCOUVER, BRITISH COLUMBIA, V6C 3B8,
                     AND ITS FAX NUMBER IS (604) 689-8144.

      TELEPHONE VOTING CAN BE COMPLETED AT 1-888-TEL-VOTE (1-888-835-8683)
           AND INTERNET VOTING AT HTTP://WWW.STOCKTRONICS.COM/WEBVOTE

================================================================================